EXHIBIT 99.1

Investor Contact:  Katie Reinsmidt, Vice President - Corporate Communications and Investor Relations, 423.490.8301, katie_reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS
FIRST QUARTER 2010 RESULTS

●	Reported FFO per diluted share of $0.49 for the first quarter 2010.
●	Same-store sales for mall tenants 10,000 square feet or less for stabilized malls for the quarter ended March 31, 2010, increased 4.7%.
●	Stabilized mall occupancy increased 60 basis points to 89.7% as of March 31, 2010, compared with the prior year period.

        CHATTANOOGA, Tenn. (April 28, 2010) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the first quarter ended March 31, 2010.  A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release.  In accordance with accounting guidance effective in the fourth quarter 2009 related to the treatment of the stock component of our dividend paid on April 15, 2009, all previously reported share and per share amounts that were retroactively adjusted to reflect the common stock and common units, as applicable, issued as part of that dividend have been revised.  The new guidance requires that the stock component be treated as a stock issuance.  Thus, the Company has reflected the stock distribution in its share and per share amounts beginning April 15, 2009.

Funds from Operations (“FFO”) allocable to common shareholders for the first quarter ended March 31, 2010, was $67,979,000 or $0.49 per diluted share, compared with $50,195,000, or $0.76 per diluted share for the first quarter ended March 31, 2009.  FFO per share for the first quarter 2010 reflects dilution of $0.31 per fully diluted share as a result of the 66.63 million shares issued in the June 2009 equity offering and the 6.1 million common shares and units issued in conjunction with the stock component of the April 15, 2009 dividend.

FFO of the operating partnership for the first quarter ended March 31, 2010, increased 5.8% to $93,571,000, compared with $88,450,000 for the first quarter ended March 31, 2009.  FFO in the current quarter benefited from a reduction in operating expenses.  FFO in the prior year period was negatively impacted by a $7,706,000 non-cash impairment charge related to the Company’s investment in a Chinese real estate and development company.

Net income available to common shareholders for the first quarter ended March 31, 2010, was $10,928,000, or $0.08 per diluted share, compared with net income of $1,712,000, or $0.03 per diluted share for the prior-year period.  Net income available to common shareholders in the current quarter benefited from a reduction in operating expenses and depreciation and amortization expense.  Net income available to common shareholders in the prior year period was impacted by the $4,373,000 (adjusted for non-controlling interest) non-cash impairment charge related to the Company’s investment in a Chinese real estate and development company.
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CBL Reports First Quarter Results

April 28, 2010

CBL’s President and Chief Executive Officer, Stephen D. Lebovitz, commented, “We continued to build on our core leasing and operational strengths during the first quarter as we position CBL for an improving economic environment. The strategic decisions to stabilize our occupancy and diversify our tenant base have already generated positive results with portfolio and mall occupancy levels increasing from the prior-year period.  Other highlights in the first quarter included more than 1.1 million square feet of completed lease signings, same-store sales growth of 4.7% and the opening of The Pavilion at Port Orange, our 415,000-square-foot open-air development, at 92% leased or committed.  These successes continue to underscore the strength of our company and validate our strategy.

“We are also accessing the capital markets on favorable terms with the completion of a $72 million financing secured by St. Clair Square and commitments or term sheets for all of our remaining 2010 property-level mortgage maturities.  Additionally, we were pleased to complete our $128 million preferred stock offering.  As a result of this offering and the other deleveraging steps we have taken, we have reduced our debt levels by over $600 million from the prior year. While there are still challenges to be faced, we are confident that CBL is poised to benefit from an improving economy and emerging growth opportunities.”

HIGHLIGHTS

▪
Same-store sales for mall tenants 10,000 square feet or less for stabilized malls for the quarter ended March 31, 2010, increased 4.7%. Same-store sales of mall tenants 10,000 square feet or less for stabilized malls for the rolling twelve months ended March 31, 2010, declined 3.1% to $316 per square foot compared with $326 per square foot in the prior-year period.

▪	Same-center net operating income (“NOI”), excluding lease terminations fees, for the first quarter ended March 31, 2010, declined 1.0% compared with a decline of 1.8% for the prior-year period.

▪
Consolidated and unconsolidated variable rate debt of $1,714,957,000 represented 18.9% of the total market capitalization for the Company and 28.4% of the Company's share of total consolidated and unconsolidated debt as of March 31, 2010.

PORTFOLIO OCCUPANCY

	March 31,	March 31,
	2010	2009
Portfolio occupancy	88.8%	88.6%
Mall portfolio	89.4%	88.9%
Stabilized malls	89.7%	89.1%
Non-stabilized malls	76.6%	80.3%
Associated centers	89.5%	89.0%
Community centers	84.4%	86.5%

FINANCING ACTIVITY
During the first quarter, CBL repaid the $38.8 million loan secured by Park Plaza Mall in Little Rock, AR.  Subsequent to the quarter end, CBL repaid the $9.0 million loan secured by WestGate Crossing in Spartanburg, SC. Both properties were pledged to the Company’s $560 million credit facility.

Additionally, during the first quarter, CBL closed a $72.0 million non-recourse loan secured by St. Clair Square in Fairview Heights, IL.  The new five-year loan bears a floating interest rate of LIBOR plus 400 basis points.  This loan replaced the existing $57.2 million loan, which was scheduled to mature in April 2010.  Concurrent with the closing, CBL entered into a two-year LIBOR cap agreement with an associated LIBOR strike rate of 3.0%.

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CBL Reports First Quarter Results

April 28, 2010

DEVELOPMENT
On March 10, 2010, CBL celebrated the official Grand Opening for the 415,000-square-foot phase one of The Pavilion at Port Orange, an open-air development in Port Orange, FL.  The area’s newest and most unique shopping destination opened more than 92% leased or committed with anchors including Hollywood Theaters, Belk, HomeGoods, Marshalls, Michaels, PETCO and ULTA.

CAPITAL MARKETS
During the first quarter CBL completed an underwritten public offering of 6,300,000 depositary shares, each representing 1/10th of a share of its 7.375% Series D Cumulative Redeemable Preferred Stock, having a liquidation preference of $25.00 per depositary share. The depositary shares were priced at $20.30 per share including accrued dividends equating to a yield of 9.08%. The Company used the net offering proceeds of $123.4 million to reduce outstanding borrowings under its credit facilities and for general corporate purposes.

Including the shares issued in this offering the Company now has 13,300,000 depositary shares outstanding, each representing 1/10th of a share of its 7.375% Series D Cumulative Redeemable Preferred Stock. The securities are redeemable at liquidation preference, plus accrued and unpaid dividends, at any time at the option of the Company. These securities have no stated maturity, sinking fund or mandatory redemption and are not convertible into any other securities of the Company.

OUTLOOK AND GUIDANCE
Based on today's outlook, the Company's first quarter results and capital markets activity, the Company is maintaining 2010 FFO guidance of $1.82 - $1.90 per share.  The full year guidance assumes $3.0 million to $5.0 million of outparcel sales and same-center NOI growth in the range of (1.5%) to (3.5%), excluding the impact of lease termination fees from both applicable periods.  The guidance excludes the impact of any future unannounced acquisitions or dispositions.  The Company expects to update its annual guidance after each quarter's results.

	Low	High
Expected diluted earnings per common share	$0.18	0.26
Adjust to fully converted shares from common shares	(0.05)	(0.07)
Expected earnings per diluted, fully converted common share	0.13	0.19
Add: depreciation and amortization	1.64	1.64
Add: noncontrolling interest in earnings of Operating Partnership	0.05	0.07
Expected FFO per diluted, fully converted common share	$1.82	$1.90

INVESTOR CONFERENCE CALL AND SIMULCAST
CBL & Associates Properties, Inc. will conduct a conference call at 11:00 a.m. EDT on Thursday, April 29, 2010, to discuss its first quarter results.  The number to call for this interactive teleconference is (212) 231-2900.  A seven-day replay of the conference call will be available by dialing (402) 977-9140 and entering the passcode 21463727.  A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc., first quarter earnings release and supplemental information please visit our website at cblproperties.com or contact Investor Relations at 423-490-8312.

The Company will also provide an online web simulcast and rebroadcast of its 2010 first quarter earnings release conference call.  The live broadcast of the quarterly conference call will be available online at cblproperties.com on Thursday, April 29, 2010, beginning at 11:00 a.m. EDT.  The online replay will follow shortly after the call and continue through May 6, 2010.

CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 162 properties, including 86 regional malls/open-air centers. The properties are located in 27 states and total 85.9 million square feet including 2.2 million square feet of non-owned shopping centers managed for third parties. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas (Irving), TX, and St. Louis, MO.  Additional information can be found at cblproperties.com.

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CBL Reports First Quarter Results

April 28, 2010

NON-GAAP FINANCIAL MEASURES

Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (computed in accordance with GAAP) excluding gains or losses on sales of operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. The Company defines FFO allocable to its common shareholders as defined above by NAREIT less dividends on preferred stock. The Company’s method of calculating FFO allocable to its common shareholders may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company presents both FFO of its operating partnership and FFO allocable to its common shareholders, as it believes that both are useful performance measures.  The Company believes FFO of its operating partnership is a useful performance measure since it conducts substantially all of its business through its operating partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the operating partnership.  The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income available to its common shareholders.

In the reconciliation of net income available to the Company's common shareholders to FFO allocable to its common shareholders, located at the end of this earnings release, the Company makes an adjustment to add back noncontrolling interest in earnings of its operating partnership in order to arrive at FFO of its operating partnership.  The Company then applies a percentage to FFO of its operating partnership to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period.

FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

Same-Center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers.  The Company defines NOI as operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties.  The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies.  A reconciliation of same-center NOI to net income is located at the end of this earnings release.

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CBL Reports First Quarter Results

April 28, 2010

Since NOI includes only those revenues and expenses related to the operations of its shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. Additionally, there are instances when tenants terminate their leases prior to the scheduled expiration date and pay the Company one-time, lump-sum termination fees. These one-time lease termination fees may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company's shopping center properties. Therefore, the Company believes that presenting same-center NOI, excluding lease termination fees, is useful to investors.

Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity.  A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

Information included herein contains "forward-looking statements" within the meaning of the federal securities laws.  Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements.  The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K for the year ended December 31, 2009 and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

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CBL Reports First Quarter Results

April 28, 2010

	Three Months Ended March 31,
	2010	2009
REVENUES:
Minimum rents	$168,821	$171,937
Percentage rents	4,013	4,804
Other rents	4,576	4,280
Tenant reimbursements	79,823	81,484
Management, development and leasing fees	1,706	2,465
Other	7,237	6,090
Total revenues	266,176	271,060

EXPENSES:
Property operating	38,897	44,017
Depreciation and amortization	72,012	78,311
Real estate taxes	24,992	24,154
Maintenance and repairs	16,184	15,994
General and administrative	11,074	11,479
Other	6,701	5,157
Total expenses	169,860	179,112
Income from operations	96,316	91,948
Interest and other income	1,051	1,581
Interest expense	(73,460)	(71,885)
Loss on impairment of investment	-	(7,706)
Gain (loss) on sales of real estate assets	866	(139)
Equity in earnings of unconsolidated affiliates	539	1,534
Income tax benefit (provision)	1,877	(603)
Income from continuing operations	27,189	14,730
Operating income (loss) of discontinued operations	14	(66)
Loss on discontinued operations	-	(60)
Net income	27,203	14,604
Net income attributable to noncontrolling interests in:
Operating partnership	(4,110)	(1,306)
Other consolidated subsidiaries	(6,137)	(6,131)
Net income attributable to the Company	16,956	7,167
Preferred dividends	(6,028)	(5,455)
Net income available to common shareholders	$10,928	$1,712
Basic earnings per share available to common shareholders:
Income from continuing operations, net of preferred dividends	$0.08	$0.03
Discontinued operations	-	-
Net income available to common shareholders	$0.08	$0.03
Weighted average common shares outstanding	137,967	66,407

Diluted earnings per share available to common shareholders:
Income from continuing operations, net of preferred dividends	$0.08	$0.03
Discontinued operations	-	-
Net income available to common shareholders	$0.08	$0.03
Weighted average common and potential dilutive common shares outstanding	138,006	66,439

Amounts available to common shareholders:
Income from continuing operations, net of preferred dividends	$10,918	$1,784
Discontinued operations	10	(72)
Net income available to common shareholders	$10,928	$1,712

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CBL Reports First Quarter Results

April 28, 2010

The Company's calculation of FFO allocable to its shareholders is as follows:
(in thousands, except per share data)
	Three Months Ended March 31,
	2010	2009

Net income available to common shareholders	$10,928	$1,712
Noncontrolling interest in earnings of operating partnership	4,110	1,306
Depreciation and amortization expense of:
Consolidated properties	72,012	78,311
Unconsolidated affiliates	6,885	7,509
Non-real estate assets	(219)	(247)
Noncontrolling interests' share of depreciation and amortization	(145)	(201)
Loss on discontinued operations	-	60
Funds from operations of the operating partnership	$93,571	$88,450

Funds from operations per diluted share	$0.49	$0.76
Weighted average common and potential dilutive common shares outstanding with operating partnership units fully converted	189,955	117,050

Reconciliation of FFO of the operating partnership to FFO allocable to common shareholders:
Funds from operations of the operating partnership	$93,571	$88,450
Percentage allocable to common shareholders (1)	72.65%	56.75%
Funds from operations allocable to common shareholders	$67,979	$50,195

(1)
Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period. See the reconciliation of shares and operating partnership units outstanding on page 9.

SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$531	$2,543
Lease termination fees per share	$-	$0.02

Straight-line rental income	$1,316	$1,731
Straight-line rental income per share	$0.01	$0.01

Gains on outparcel sales	$816	$425
Gains on outparcel sales per share	$-	$-

Amortization of acquired above- and below-market leases	$838	$1,548
Amortization of acquired above- and below-market leases per share	$-	$0.01

Amortization of debt premiums	$1,662	$2,035
Amortization of debt premiums per share	$0.01	$0.02

Income tax benefit (provision)	$1,877	$(603)
Income tax benefit (provision) per share	$0.01	$(0.01)

Abandoned projects expense	$99	$76
Abandoned projects expense per share	$-	$-

Loss on impairment of investment	$-	$(7,706)
Loss on impairment of investment per share	$-	$(0.07)

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CBL Reports First Quarter Results

April 28, 2010

Same-Center Net Operating Income
(Dollars in thousands)
	Three Months Ended March 31,
	2010	2009

Net income attributable to the Company	$16,956	$7,167

Adjustments:
Depreciation and amortization	72,012	78,311
Depreciation and amortization from unconsolidated affiliates	6,885	7,509
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(145)	(201)
Interest expense	73,460	71,885
Interest expense from unconsolidated affiliates	7,228	7,865
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(234)	(273)
Abandoned projects expense	99	76
(Gain) loss on sales of real estate assets	(866)	139
(Gain) loss on sales of real estate assets of unconsolidated affiliates	50	(564)
Loss on impairment of investment	-	7,706
Income tax (benefit) provision	(1,877)	603
Net income attributable to noncontrolling interest in earnings of operating partnership	4,110	1,306
Loss on discontinued operations	-	60
Operating partnership's share of total NOI	177,678	181,589
General and administrative expenses	11,074	11,479
Management fees and non-property level revenues	(6,746)	(8,277)
Operating partnership's share of property NOI	182,006	184,791
Non-comparable NOI	(1,501)	(547)
Total same-center NOI	$180,505	$184,244
Total same-center NOI percentage change	-2.0%

Total same-center NOI	$180,505	$184,244
Less lease termination fees	(531)	(2,472)
Total same-center NOI, excluding lease termination fees	$179,974	$181,772

Malls	$162,934	$164,290
Associated centers	7,795	7,821
Community centers	4,115	4,277
Office and other	5,130	5,384
Total same-center NOI, excluding lease termination fees	$179,974	$181,772

Percentage Change:
Malls	-0.8%
Associated centers	-0.3%
Community centers	-3.8%
Office and other	-4.7%
Total same-center NOI, excluding lease termination fees	-1.0%

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CBL Reports First Quare Results

April 28, 2010

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)
	March 31, 2010
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,934,296	$1,524,281	$5,458,577
Noncontrolling interests' share of consolidated debt	(23,731)	(928)	(24,659)
Company's share of unconsolidated affiliates' debt	402,570	191,604	594,174
Company's share of consolidated and unconsolidated debt	$4,313,135	$1,714,957	$6,028,092
Weighted average interest rate	5.94%	2.89%	5.07%

	March 31, 2009
	Fixed Rate	Variable Rate	Total
Consolidated debt	$4,580,821	$1,514,076	$6,094,897
Noncontrolling interests' share of consolidated debt	(23,477)	(928)	(24,405)
Company's share of unconsolidated affiliates' debt	408,342	166,754	575,096
Company's share of consolidated and unconsolidated debt	$4,965,686	$1,679,902	$6,645,588
Weighted average interest rate	5.95%	1.78%	4.90%

Debt-To-Total-Market Capitalization Ratio as of March 31, 2010
(In thousands, except stock price)
	Shares Outstanding	Stock Price (1)	Value
Common stock and operating partnership units	189,965	$13.70	$2,602,521
7.75% Series C Cumulative Redeemable Preferred Stock	460	250.00	115,000
7.375% Series D Cumulative Redeemable Preferred Stock	1,330	250.00	332,500
Total market equity			3,050,021
Company's share of total debt			6,028,092
Total market capitalization			$9,078,113
Debt-to-total-market capitalization ratio			66.4%

(1)
Stock price for common stock and operating partnership units equals the closing price of the common stock on March 31,  2010.  The stock price for the preferred stock represents the liquidation preference of each respective series of preferred stock.

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)
	Three Months Ended March 31,
2010:	Basic	Diluted
Weighted average shares - EPS	137,967	138,006
Weighted average operating partnership units	51,949	51,949
Weighted average shares- FFO	189,916	189,955

2009:
Weighted average shares - EPS	66,407	66,439
Weighted average operating partnership units	50,611	50,611
Weighted average shares- FFO	117,018	117,050

Dividend Payout Ratio
	Three Months Ended March 31,
	2010	2009
Weighted average cash dividend per share	$0.23106	$0.21763
FFO per diluted, fully converted share	$0.49	$0.76
Dividend payout ratio	47.2%	28.6%

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CBL Reports First Quarter Results

April 28, 2010

Consolidated Balance Sheets
(Unaudited; in thousands, except share data)
	March 31, 2010	December 31, 2009
ASSETS
Real estate assets:
Land	$946,570	$946,750
Buildings and improvements	7,576,916	7,569,015
	8,523,486	8,515,765
Less accumulated depreciation	(1,568,868)	(1,505,840)
	6,954,618	7,009,925
Developments in progress	91,321	85,110
Net investment in real estate assets	7,045,939	7,095,035
Cash and cash equivalents	50,215	48,062
Receivables:
Tenant, net of allowance	66,783	73,170
Other	8,668	8,162
Mortgage and other notes receivable	39,051	38,208
Investments in unconsolidated affiliates	186,628	186,523
Intangible lease assets and other assets	270,656	279,950
	$7,667,940	$7,729,110

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness	$5,458,577	$5,616,139
Accounts payable and accrued liabilities	248,323	248,333
Total liabilities	5,706,900	5,864,472
Commitments and contingencies
Redeemable noncontrolling interests:
Redeemable noncontrolling partnership interests	28,520	22,689
Redeemable noncontrolling preferred joint venture interest	421,506	421,570
Total redeemable noncontrolling interests	450,026	444,259
Shareholders' equity:
Preferred Stock, $.01 par value, 15,000,000 shares authorized:
7.75% Series C Cumulative Redeemable Preferred Stock, 460,000 shares outstanding	5	5
7.375% Series D Cumulative Redeemable Preferred Stock, 1,330,000 and 700,000 shares outstanding in 2010 and 2009, respectively	13	7
Common Stock, $.01 par value, 350,000,000 shares authorized, 138,016,637 and 137,888,408 issued and outstanding in 2010 and 2009, respectively	1,380	1,379
Additional paid-in capital	1,512,607	1,399,654
Accumulated other comprehensive income	2,665	491
Accumulated deficit	(300,314)	(283,640)
Total shareholders' equity	1,216,356	1,117,896
Noncontrolling interests	294,658	302,483
Total equity	1,511,014	1,420,379
	$7,667,940	$7,729,110

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